Exhibit 4.1

TEXAS INSTRUMENTS INCORPORATED

Officers’ Certificate

May 6, 2016

Reference is made to the Indenture dated as of May 23, 2011 (the “Indenture”) by and between Texas Instruments Incorporated (the “Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”). The Trustee is the trustee for any and all securities issued under the Indenture. Pursuant to Section 2.04(c) of the Indenture, the undersigned officers do hereby certify, in connection with the issuance of $500,000,000 aggregate principal amount of 1.850% Notes due 2022 (the “Notes”), that (i) the form and terms of the Notes have been established pursuant to Section 2.01 and Section 2.03 of the Indenture and comply with the Indenture, and (ii) the terms of the Notes are as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture.

Title:	1.850% Notes due 2022.

Issuer:	Texas Instruments Incorporated.

Trustee, Registrar, Transfer Agent, Authenticating Agent, and Paying Agent:	U.S. Bank National Association.

Aggregate Principal Amount at Maturity:	$500,000,000.

Principal Payment Date:	May 15, 2022.

Interest:	1.850% per annum.

Date from which Interest will Accrue:	May 6, 2016.

Interest Payment Dates:	May 15 and November 15, commencing on November 15, 2016.

Redemption:

Prior to April 15, 2022 (the date that is one month prior to the maturity date of the Notes), the Issuer may at its option redeem the Notes, in whole or in part at any time, or from time to time, on at least 30 days but not more than 60 days prior notice, at a redemption price, calculated by the Issuer, equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the principal amount of such Notes and the scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to April 15, 2022 (the date that is one month prior to the maturity date of the Notes), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes), plus 10 basis points;

plus, in each case, accrued interest thereon to the date of redemption.

At any time on or after April 15, 2022 (the date that is one month prior to the maturity date of the Notes), the Issuer may at its option redeem the Notes, in whole or in part at any time and from time to time, on at least 30 days but not more than 60 days prior notice mailed to the registered holder of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to the date of redemption.

Conversion:	None.

Sinking Fund:	None.

Denominations:	$2,000 and multiples of $1,000 in excess thereof.

Miscellaneous:	The terms of the Notes shall include such other terms as are set forth in the form of Notes attached hereto as Exhibit A and in the Indenture.

Subject to the representations, warranties and covenants described in the Indenture, as amended or supplemented from time to time, the Issuer shall be entitled, subject to authorization by the Board of Directors of the Issuer and an Officers’ Certificate, to issue additional notes from time to time under the series of notes issued hereby. Any such additional notes shall have identical terms as the Notes issued on the issue date, other than with respect to the date of issuance and the issue price (together, the “Additional Notes”). The Additional Notes will have the same CUSIP number as the Notes; provided that any additional notes that are not fungible with the Notes for U.S. federal income tax purposes will be issued under a separate CUSIP number. Any Additional Notes will be issued in accordance with Section 2.03 of the Indenture.

2

The undersigned officers have read and understand the provisions of the Indenture and the definitions relating thereto. The statements made in this Officers’ Certificate are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Issuer. In the opinion of each undersigned officer, such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not the covenants and conditions of such Indenture relating to the issuance and authentication of the Notes have been complied with. In such officer’s opinion, such covenants and conditions have been complied with.

[Signature page follows]

3

IN WITNESS WHEREOF, the undersigned officers of the Issuer have duly executed this certificate as of the date first set forth above.

TEXAS INSTRUMENTS INCORPORATED

By:	/s/ Kevin P. March
	Name:	Kevin P. March
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Alan C. Boyd
	Name:	Alan C. Boyd
	Title:	Vice President and Treasurer

[Signature Page to Officers’ Certificate Pursuant to the Indenture]

EXHIBIT A

[FORM OF NOTES DUE 2022]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

TEXAS INSTRUMENTS INCORPORATED

1.850% Notes due 2022

No. 1	CUSIP No.: 882508 BA1
ISIN No.: US882508BA13

$500,000,000

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of $500,000,000 on May 15, 2022.

Interest Payment Dates: May 15 and November 15 (each, an “Interest Payment Date”), commencing on November 15, 2016.

Interest Record Dates: May 1 and November 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers under its corporate seal.

TEXAS INSTRUMENTS INCORPORATED

By:
	Name:	Kevin P. March
	Title:	Senior Vice President and Chief Financial Officer

By:
	Name:	Alan C. Boyd
	Title:	Vice President and Treasurer

[Seal of Texas Instruments Incorporated]

Attest:

By:
Name: Muriel C. McFarling
Title: Assistant Secretary

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: May 6, 2016

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Mauri J. Cowen
Title: Vice President

(REVERSE OF NOTE)

TEXAS INSTRUMENTS INCORPORATED

1.850% Notes due 2022

1. Interest.

Texas Instruments Incorporated (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from May 6, 2016. Interest on this Note will be paid to but excluding the relevant Interest Payment Date. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 15, 2016 to the person in whose name the Note is registered at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months in a manner consistent with Rule 11620(b) of the FINRA Uniform Practice Code.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, U.S. Bank National Association (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the holders (the “Holders”).

3. Indenture; Defined Terms.

This Note is one of the 1.850% Notes due 2022 (the “Notes”) issued under an indenture dated as of May 23, 2011 (the “Base Indenture”) by and between the Issuer and the Trustee, and established pursuant to an Officers’ Certificate dated May 6, 2016, issued pursuant to Section 2.01 and Section 2.03 thereof (together, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of all series of Outstanding Securities (including the Notes) under the Indenture that are affected by such amendment, supplement or waiver (voting together as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

6. Redemption.

(a) Prior to April 15, 2022 (the date that is one month prior to the maturity date of the Notes), the Issuer may at its option redeem the Notes, in whole or in part at any time, or from time to time, on at least 30 days but not more than 60 days prior notice, at a redemption price calculated by the Issuer equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the principal amount of such Notes and the scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to April 15, 2022 (the date that is one month prior to the maturity date of the Notes), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 10 basis points, plus in each case accrued interest thereon to the date of redemption.

(b) At any time on or after April 15, 2022 (the date that is one month prior to the maturity date of the Notes), the Issuer may at its option redeem the Notes, in whole or in part at any time and from time to time, on at least 30 days but not more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depositary, in the case of Notes represented by a Global Note, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Note.

7. Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of at least 25% in principal amount of the outstanding Notes, shall by written notice, require the Issuer to repay immediately the entire principal amount of the Outstanding Notes, together with all accrued and unpaid interest and premium, if any. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then the entire principal amount of the Outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

8. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

9. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee